Exhibit 4-C-12








              _________________________________________________________
              _________________________________________________________


                            PENNSYLVANIA ELECTRIC COMPANY

                                         AND

                       UNITED STATES TRUST COMPANY OF NEW YORK,
                                                       Trustee



                                      __________

                                SUPPLEMENTAL INDENTURE

                                      __________


                             Dated as of August 15, 1996


              _________________________________________________________
              _________________________________________________________






                    SUPPLEMENTAL INDENTURE, dated as of August 15, 1996, made and entered into by and between PENNSYLVANIA ELECTRIC COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK, a corporation of the State of New York (hereinafter sometimes called the "Trustee"), as successor Trustee under the Mortgage and Deed of Trust hereinafter referred to, party of the second part.

                    WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter called the "Original Indenture"), dated as of the first day of January, 1942, to Bankers Trust Company to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Mortgage (as hereinafter defined) and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

                    WHEREAS, indentures supplemental to and amendatory of the Original Indenture have been executed and delivered by the Company and the Trustee, namely Supplemental Indentures dated March 7, 1942, April 28, 1943, August 20, 1943, August 30, 1943,
          August 31, 1943, April 26, 1944, April 19, 1945, October 25,
          1945, as of June 1, 1946, as of November 1, 1949, as of
          October 1, 1951, as of August 1, 1952, as of June 1, 1953, as of March 1, 1954, as of April 30, 1956, as of May 1, 1956, as of March 1, 1958, as of August 1, 1959, as of May 1, 1960, as of May 1, 1961, October 1, 1964, November 1, 1966, as of June 1, 1967, as of August 1, 1968, as of May 1, 1969, as of April 1, 1970, as of December 1, 1971, as of July 1, 1973, as of June 1, 1974, as of December 1, 1974, as of August 1, 1975, as of December 1, 1975, as of April 1, 1976, as of July 1, 1976, as of November 1, 1976, as of November 30, 1977, as of December 1, 1977, as of June 1, 1978, as of June 1, 1979, as of September 1, 1984, as of December 1, 1985, as of December 1, 1986, as of
          May 1, 1989, as of December 1, 1990, as of March 1, 1992, as of June 1, 1993 and as of November 1, 1995, respectively; and the Original Indenture as supplemented and amended by said Supplemental Indentures and by this Supplemental Indenture is hereinafter referred to as the Mortgage; and

                    WHEREAS, the Original Indenture, certain of said Supplemental Indentures, an Instrument of Resignation, Appointment and Acceptance dated as of October 27, 1995 among the Company, Bankers Trust Company and United States Trust Company of New York have been duly recorded in mortgage books in the respective Offices of the Recorders of Deeds in and for the Counties of Pennsylvania in which this Supplemental Indenture is to be recorded, and in the mortgage records of Garrett County, Maryland; and





                    WHEREAS, provision is made in Section 17.01(e) of the Original Indenture for the execution by the Company and the Trustee, without the consent of the holders of the bonds at the time outstanding, of an indenture or indentures supplemental to the Original Indenture for the purpose of curing any ambiguity or correcting or supplementing any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or making such other provisions in regard to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which shall not adversely affect the interest of the holders of the bonds; and

                    WHEREAS, the Company desires to cure an ambiguity in
          Section 1.05(B)(2) of the Original Indenture relating to the identification and inclusion of property additions in officers' certificates of bondable value of property additions; and

                    WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

                    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
          That in consideration of the premises, and of the sum of One Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company hereby covenants and agrees to and with the Trustee and its successors in the trusts under the Mortgage, as follows:

                                      ARTICLE I.

                           Amendment of Original Indenture

                    Section 1.01. The references in this Article I to Articles, Sections or parts thereof and to page numbers are to Articles, Sections or part thereof and page numbers of the Original Indenture.

                    Section 1.02. Pursuant to Section 17.01(f) of the Original Indenture, for the purpose of curing an ambiguity in
          Article I, Section 1.05 relating to the identification and inclusion of property additions in officers' certificates of bondable value of property additions, Section 1.05(B)(2) of the Original Indenture is hereby revised and restated in its entirety as follows:







                         "(2) a brief identification of the property
                    additions then being certified to the Trustee (and, if any property included in such property additions is located on any leasehold, stating that the property located on such leasehold constitutes movable physical property used or useful in connection with bondable property), provided, however that (i) no annual officers' certificate of bondable value of property additions shall include property additions made, constructed or acquired by the Company during the period prior to the date of the last preceding annual officers' certificate of bondable value of property additions delivered to the Trustee pursuant to this paragraph B, and (ii) each officers' certificate other than an annual officers' certificate of bondable value of property additions may include property additions made, constructed or acquired by the Company during the period subsequent to the date of the last preceding annual officers' certificate of bondable value of property additions delivered to the Trustee pursuant to this paragraph B, if such property additions have not been included in a previous certificate; and further provided, however, that any property additions to be acquired by the Company concurrently with the granting of any application in connection with which such officers' certificate is delivered to the Trustee, may, unless such property additions are to be acquired in exchange or substitution for bondable property, be certified to the Trustee as property additions in such officers' certificate and in such event shall be treated for all purposes of this Indenture as having been acquired on or before the date of such officers' certificate."


                                      ARTICLE II

                                    Miscellaneous

                    Section 2.01. The Trustee hereby accepts the modifications of the Original Indenture provided for herein, and agrees that the same shall have the same effect provided for in the Mortgage. The recitals contained herein shall be taken as the statements of the Company alone, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                    Section 2.02. As amended and supplemented by the aforesaid indentures supplemental thereto and by this Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.






                    Section 2.03. This Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.


                    IN WITNESS WHEREOF, PENNSYLVANIA ELECTRIC COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and UNITED STATES TRUST COMPANY OF NEW YORK, party of the second part, has caused this instrument to be signed in its name and behalf by a Senior Vice President or a Vice President and its corporate seal to be hereunto affixed and attested by a Vice President or an Assistant Vice President, all as of the day and year first above written.



          ATTEST:                       PENNSYLVANIA ELECTRIC COMPANY


          ____________________________  By________________________________
          S. L. Guibord                      T. G. Howson
          Secretary                          Vice President


          [CORPORATE SEAL]



          ATTEST:                       UNITED STATES TRUST COMPANY OF
                                          NEW YORK


          ____________________________  By________________________________
          Assistant Vice President                Vice President


          [CORPORATE SEAL]






















          STATE OF NEW JERSEY :
                              :    ss:
          COUNTY OF MORRIS    :


                    On this _____ day of August, 1996, before me, B. E. Jost, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared T. G. Howson, who acknowledged himself to be a Vice President of Pennsylvania Electric Company, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

                    IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                        _________________________________
                                                  Notary Public

          [NOTARIAL SEAL]


          STATE OF NEW YORK   :
                              :  ss.
          COUNTY OF NEW YORK :


                    On this _____day of August, 1996, before me, _____________________, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared L. P. Young, who acknowledged himself to be a Vice President of United States Trust Company of New York, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

                    IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                        _________________________________
                                                  Notary Public

          [NOTARIAL SEAL]













                               CERTIFICATE OF RESIDENCE

                    United States Trust Company of New York, Mortgagee and Trustee within named, hereby certifies that its precise residence is 114 West 47th Street, in the borough of Manhattan, in The City of New York, in the State of New York.


                                        UNITED STATES TRUST COMPANY
                                          OF NEW YORK


                                        By________________________________
                                             Name
                                             Vice President








































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